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                                                                      EXHIBIT 11

                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES

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                                                                                       QUARTER ENDED MARCH 31,
                                                                                    ----------------------------
                                                                                        2000            2000
                                                                                    ------------      ----------
                                                                                    (unaudited)       (unaudited)
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Numerator:
     Numerator for basic earnings per share - income
       attributable to common stockholders ..................................      $    384,000      $  160,000

   Effect of dilutive securities ............................................                --              --
                                                                                   ------------      ----------
                                                                                             --              --
                                                                                   ------------      ----------
     Numerator for diluted earnings per share - income
       attributable to common stockholders after assumed
       conversions ..........................................................      $    384,000      $  160,000
                                                                                   ============      ==========

Denominator:
   Denominator for basic earnings per share -
     weighted-average shares ................................................         8,929,000       8,895,000

   Effect of dilutive securities:
     Employee stock options and warrants ....................................                --         108,000
                                                                                   ------------      ----------
   Dilutive potential common shares .........................................                --         108,000
                                                                                   ------------      ----------
     Denominator for diluted earnings per share - adjusted
       weighted-average shares and assumed conversions ......................         8,929,000       9,003,000
                                                                                   ============      ==========
Earnings per share:
   Basic ....................................................................      $        .04      $      .02
                                                                                   ============      ==========
   Diluted ..................................................................      $        .04      $      .02
                                                                                   ============      ==========

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